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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference into Amendment No. 2 to Registration Statement Nos. 333-57954 and 333-57972 on Form S-3/A and Registration Statement Nos. 333-12747, 333-08990, 333-30304, and 333-57970 on
Form S-8 of our report dated February 9, 2001 (March 28, 2001 as to Note 15) appearing in the Annual Report on Form 10-K/A of Cray Inc., formerly known as Tera Computer Company, for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of Amendment No. 2 to Registration Statement Nos. 333-57954 and 333-57972.

DELOITTE & TOUCHE LLP

Seattle, Washington
September 14, 2001